Exhibit 10.8

8% SECURED PROMISSORY NOTE OF

OILCO HOLDINGS, INC.

Up to $15,000,000	Original Issue Date: October 1, 2021

FOR VALUE RECEIVED, OILCO HOLDINGS, INC., a Nevada corporation with its office located at 3600 W. Plano Pkwy Ste. 3600, Plano, Texas, 75093 (the “Company” or “Debtor”), unconditionally promises to pay to Meta Materials Inc., a Nevada corporation, whose address is 1 Research Drive, Dartmouth, NS B2Y 4M9, CANADA, or its registered assignee (the “Registered Holder” or “Holder”), upon presentation of this 8% Secured Promissory Note (the “Note”) by the Registered Holder hereof at the offices of the Registered Holder, the principal balance of the Drawdowns (as defined below), together with the accrued and unpaid interest thereon and other sums as hereinafter provided, subject to the terms and conditions as set forth below. The effective date of execution and issuance of this Note is October 1, 2021 (“Original Issue Date”).

1. Purpose of Note. This Note evidences, and is given in consideration of, a loan in the principal amount of up to $15,000,000 in United States Dollars. This is a revolving credit facility and unless extended or renewed shall be payable in full on the Maturity Date (defined below). Holder hereby agrees to loan up to $15,000,000 in principal amount to the Company, under the terms and conditions of this Note.

2. Drawdown Requests. The principal of this Note may be drawn down from time to time prior to the Maturity Date (as defined below), upon written request from the Company to the Holder (each, a “Drawdown Request”), which Drawdown Request must state the amount to be drawn down, and must not be an amount less than $1,000,000 (each, a “Drawdown” and collectively “Drawdowns”). The Holder shall fund each Drawdown Request within three (3) Business Days (as defined below) after receipt of a Drawdown Request; provided, however, that the maximum amount of Drawdowns, collectively, under this Note shall not exceed a total of $15,000,000.

3. Schedule for Payment of Principal and Interest. The principal balance of the Drawdowns outstanding hereunder and all accrued and unpaid interest thereon and all other amounts accrued under this Note shall be due and payable in full in one lump sum payment, in United States Dollars on or before the earlier of: (i) September 30, 2022; and (ii) such date that the Company receives at least a total of $25,000,000 in funding from a capital raise (excluding funds received under this Note) (in either case, the “Maturity Date”). All interest on the principal balance of the Drawdowns outstanding hereunder shall be payable at the rate of 8% per annum and shall be due and payable to the Holder on the Maturity Date. Interest shall be computed on the basis of a 360-day year.

4. Payment. Payment of any sums due to the Holder under the terms of this Note shall be made in United States Dollars by wire transfer. Payment shall be made at the address last appearing on the Note Register of the Holder as designated in writing by the Holder hereof from time to time. If any payment hereunder would otherwise become due and payable on a day on which commercial banks in Dartmouth, Nova Scotia, Canada, are permitted or required to be closed, such payment shall become due and payable on the next succeeding day on which commercial banks in Dartmouth, Nova Scotia, Canada, are not permitted or required to be closed (“Business Day”). The forwarding of such funds shall constitute a payment of outstanding principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such payment.

5. Security for Payment. The Note is secured by (i) a security interest in 1,515,000 shares of common stock of Meta Materials Inc. that are owned directly and beneficially by Gregory McCabe (“McCabe”), as evidenced by a Stock Pledge Agreement of even date herewith between McCabe and the Registered Holder (the “Stock Pledge Agreement”); and (ii) a security interest, as evidenced by a Security Agreement of even date herewith, between an affiliate of McCabe and the Registered Holder (the “Security Agreement”) in and to a 25% working interest beneficially owned by McCabe in the Orogrande Prospect (as defined in the Security Agreement).

6. Representations and Warranties of the Company. The Company represents and warrants to the Holder that:

(a) Organization. The Company is validly existing and in good standing under the laws of the state of Nevada and has the requisite power to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the character or location of the properties owned or leased by the Company or the nature of the business conducted by the Company makes such qualification necessary or advisable, except where the failure to do so would not have a material adverse effect on the Company.

(b) Power and Authority. The Company has the requisite power to execute, deliver and perform this Note, and to consummate the transactions contemplated hereby. The execution and delivery of this Note by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Note has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms except (i) that such enforcement may be subject to bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

7. Events of Defaults and Remedies. The following are deemed to be an event of default (“Event of Default”) hereunder: (i) the failure by the Company to pay all or any part of the principal and accrued and unpaid interest on this Note when and as the same become due and payable as set forth above, at maturity, by acceleration or otherwise; (ii) the failure by the Company to observe or perform any covenant or agreement contained in this Note and the continuance of such failure for a period of 30 days after the written notice is given to the Company; (iii) an event of default under the Stock Pledge Agreement or the Security Agreement; (iv) (A) the assignment by the Company for the benefit of creditors, or an application by the Company to any tribunal for the

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appointment of a trustee or receiver of a substantial part of the assets of the Company, or (B) the commencement of any proceedings relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debts, dissolution or other liquidation law of any jurisdiction; or (C) the filing of such application, or the commencement of any such proceedings against the Company and an indication of consent by the Company to such proceedings, or (D) the appointment of such trustee or receiver, or (E) an adjudication of the Company bankrupt or insolvent, or approval of the petition in any such proceedings, and such order remains in effect for 60 days; (v) the declaration of an event of default or default, occurring after the Original Issue Date, under any other contract, agreement, debt or obligation of the Company with a monetary amount in excess of $500,000 United States Dollars (or the equivalent in Canadian Dollars); or (vi) the entry of a judgment against the Company, which is not otherwise appealable, or for which all appeals have been exhausted and for which the Company has not posted a bond to satisfy the amount of the judgment in excess of $500,000 United States Dollars (or the equivalent in Canadian Dollars).

8. The Holder’s Rights and Remedies upon the Occurrence of an Event of Default. If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (v) above with respect to the Company), then in every such case, unless the principal balance of the Drawdowns of the Note shall have already become due and payable, the Holder of the Note then outstanding, by notice in writing to the Company (an “Acceleration Notice”), may declare all principal and accrued and unpaid interest thereon to be due and payable immediately and said principal sum shall bear interest from the date of the Event of Default at the rate per annum 4% in excess of the applicable rate of interest provided in Section 3. If an Event of Default specified in clause (v) above occurs with respect to the Company, all principal and accrued and unpaid interest thereon will be immediately due and payable on the Note without any declaration or other act on the part of the Holder. The Holder may rescind such acceleration if the existing Event of Default has been cured or waived. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of a subsequent Event of Default. If the Note for which the then outstanding principal balance of the Drawdowns, together with interest owing in respect thereof, shall have been paid in accordance herewith, the Note shall promptly be surrendered to or as directed by the Company.

9. Limitation on Merger, Sale or Consolidation. The Company may not, directly or indirectly, consolidate with or merge into another person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another person or group of affiliated persons, unless either (i) in the case of a merger or consolidation, the Company is the surviving entity or(ii) the resulting, surviving or transferee entity expressly assumes by supplemental agreement all of the obligations of the Company in connection with the Note. Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor entity formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Note with the same effect as if such successor entity had been named therein as the Company, and the Company will be released from its obligations under the Note, except as to any obligations that arise from or as a result of such transaction.

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10. Listing of Registered Holder of Note. This Note will be registered as to the principal balance of the Drawdowns in the Holder’s name on the books of the Company (the “Note Register”), after which no transfer hereof shall be valid unless made on the Company’s books at the office of the Company, by the Holder hereof, in person, or by attorney duly authorized in writing, and similarly noted hereon.

11. Waiver of Demand, Presentment, Etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

12. Attorney’s Fees. The Company agrees to pay all costs and expenses, including without limitation reasonable attorney’s fees, which may be incurred by the Holder in collecting any amount due under this Note or in enforcing any of Holder’s rights as described herein.

13. Enforceability. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

14. Intent to Comply with Usury Laws. In no event will the interest to be paid on this Note exceed the maximum rate provided by law. It is the intent of the parties to comply fully with the usury laws of the State of Nevada; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note, in no event shall such Note require the payment or permit the collection of interest (which term, for purposes hereof, shall include any amount which, under Nevada law, is deemed to be interest, whether or not such amount is characterized by the parties as interest) in excess of the maximum amount permitted by the laws of the State of Nevada. If any excess of interest is unintentionally contracted for, charged or received under this Note, or in the event the maturity of the indebtedness evidenced by the Note is accelerated in whole or in part, or in the event that all of part of the principal amount or interest of this Note shall be prepaid, so that the amount of interest contracted for, charged or received under this Note, on the amount of the principal amount actually outstanding from time to time under this Note shall exceed the maximum amount of interest permitted by the applicable usury laws, then in any such event (i) the provisions of this paragraph shall govern and control, (ii) neither the Company nor any other person or entity now or hereafter liable for the payment thereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by such applicable usury laws, (iii) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount thereof or refunded to the Company at the Holder’s option, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate of interest allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under the Note which are made for the purpose of determining whether such rate exceeds the maximum lawful rate of interest, shall be made, to the extent permitted by applicable laws, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Note evidenced thereby, all interest at any time contracted for, charged or received from the Company or otherwise by the Holder in connection with this Note.

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15. Governing Law; Consent to Jurisdiction. This Note shall be governed by and construed in accordance with the laws of the state of Nevada without regard to the conflict of laws provisions thereof. In any action between or among any of the parties, whether rising out of this Note or otherwise, each of the parties irrevocably consents to the exclusive jurisdiction and venue of the of the federal and/or state courts located in Clark County, Nevada.

16. Amendment and Waiver. Any waiver or amendment hereto shall be in writing signed by the Holder. No failure on the part of the Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right hereunder preclude any other or further exercise thereof or the exercise of any other rights. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

17. Transfer or Assignment. This Note and any and all rights thereunder may be sold, transferred, assigned or pledged by the registered Holder hereof, in whole or in part. Any transfer of this Note otherwise permissible hereunder shall be made at the office of the Company upon surrender of this Note for cancellation, and upon any such transfer a new Note will be issued to the transferee in exchange therefor.

18. Entire Agreement; Headings. This Note constitutes the entire agreement between the Holder and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings, written or oral, of such parties. The headings are for reference purposes only and shall not be used in construing or interpreting this Note.

19. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in person, or sent by registered or certified mail (return receipt requested) or recognized overnight delivery service, postage pre-paid, or sent by email addressed as follows, or to such other address as such party may notify to the other parties in writing:

(a) If to the Company, to it at the following address:

600 W. Plano Pkwy, Ste. 3600

Plano, Texas 75093

Email: roger@torchlightenergy.com

(b) If to Registered Holder, then to the address listed on the front of this Note, unless changed, by notice in writing as provided for herein.

A notice or communication will be effective (i) if delivered in person or by overnight courier, on the Business Day it is delivered, (ii) if sent by registered or certified mail, the earlier

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of the date of actual receipt by the party to whom such notice is required to be given or three (3) days after deposit in the United States mail and (iii) if sent by email, on the date sent. If any notice or other communication is sent by email, the party providing such notice shall, no later than the next business day after such emailed notice is sent, send a written notice by registered or certified mail (return receipt requested) or recognized overnight delivery service, postage pre-paid.

20. Survival. The representations, warranties, obligations and covenants of the Company shall survive execution of this Note.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties below has caused this Note to be duly executed in its corporate name by the manual signature of an officer of such party.

OILCO HOLDINGS, INC.

By:	/s/ Ken Rice
Ken Rice, Chief Financial Officer

META MATERIALS INC.

By:	/s/ George Palikaras
George Palikaras, President

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